UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Waste Connections US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31507	94-3283464
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 110

The Woodlands, TX, 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 442-2200

Waste Connections, Inc.

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on June 1, 2016 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 18, 2016 (the “Merger Agreement”), by and among Progressive Waste Solutions Ltd. (now named Waste Connections, Inc.), a corporation organized under the laws of Ontario, Canada (“New Waste Connections”), the Registrant, and Water Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of New Waste Connections (“Merger Sub”).

Item 1.01.	Entry into a Material Definitive Agreement

On June 1, 2016, following the completion of the merger of Merger Sub with and into the Registrant (the “Merger”), New Waste Connections entered into a new credit agreement with Bank of America, N.A., as administrative agent and certain other lenders (the “New Credit Agreement”), providing for revolving advances up to an aggregate principal amount of $1.5625 billion at any one time outstanding and for a term loan in an aggregate principal amount of $1.6375 billion. The New Credit Agreement has a scheduled maturity date of June 1, 2021. The Registrant, along with other material subsidiaries of New Waste Connections, is a guarantor of the obligations of New Waste Connections under the New Credit Agreement.

On June 1, 2016, following the completion of the Merger, New Waste Connections entered into a Master Note Purchase Agreement with certain accredited institutional investors (the “2016 Master Note Purchase Agreement”) pursuant to which, on June 1, 2016, it issued notes in an aggregate principal amount of $750 million. The Registrant, along with other material subsidiaries of New Waste Connections, is a guarantor of the obligations of New Waste Connections under the 2016 Master Note Purchase Agreement and the debt obligations evidenced by the notes issued thereunder.

The Registrant entered into a Master Note Purchase Agreement with certain accredited institutional investors, dated July 15, 2008 (as amended and supplemented prior to June 1, 2016, the “2008 Master Note Purchase Agreement”), pursuant to which, as of June 1, 2016, there were notes outstanding in an aggregate principal amount of $825 million, with varying maturities and interest rates. Immediately prior to the completion of the Merger, on June 1, 2016, the Registrant entered into Amendment No. 6 to the 2008 Master Note Purchase Agreement (“Amendment No. 6”). Following the completion of the Merger, on June 1, 2016, the Registrant and New Waste Connections entered into an Assumption and Exchange Agreement whereby New Waste Connections assumed the 2008 Master Note Purchase Agreement (as amended by Amendment No. 6 thereto and as further modified pursuant to the Assumption and Exchange Agreement, the “Amended 2008 Master Note Purchase Agreement”) and the debt obligations evidenced by the notes issued thereunder. The Registrant, along with other material subsidiaries of New Waste Connections, is a guarantor of the obligations assumed by New Waste Connections in respect of the Amended 2008 Master Note Purchase Agreement and the debt obligations evidenced by the notes issued thereunder. The foregoing descriptions of Amendment No. 6 and of the Assumption and Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of (i) Amendment No. 6 and (ii) the Assumption and Exchange Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the Merger, the Registrant terminated its Revolving Credit and Term Loan Agreement, dated as of January 26, 2015, with Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, and certain other lenders and financial institutions party thereto (the “2015 Registrant Credit Agreement”), providing for revolving advances up to an aggregate principal amount of $1.2 billion at any one time outstanding, and for a term loan in an aggregate principal amount of $800 million. As of June 1, 2016, the amount of indebtedness outstanding under the 2015 Registrant Credit Agreement was approximately $1.26 billion, exclusive of standby letters of credit of approximately $74.2 million. On June 1, 2016, all of the indebtedness outstanding under the 2015 Registrant Credit Agreement was repaid with funds borrowed under the New Credit Agreement, the outstanding letters of credit under the 2015 Registrant Credit Agreement were transferred to the New Credit Agreement, and the commitments of the lenders under the 2015 Registrant Credit Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and an indirect wholly-owned subsidiary of New Waste Connections. Immediately following the completion of the Merger, New Waste Connections also completed (i) a consolidation whereby every 2.076843 common shares outstanding were converted into one common share (the “Consolidation”) and (ii) an amalgamation with a wholly-owned subsidiary whereby its legal name was changed from Progressive Waste Solutions Ltd. to Waste Connections, Inc.

As a result of the Merger and the Consolidation, each outstanding share of common stock of the Registrant (the “Common Stock”), other than certain excepted shares as described in the Merger Agreement, was converted into the right to receive one post-Consolidation common share of New Waste Connections. The aggregate amount of consideration paid to the stockholders of the Registrant in connection with the Merger was approximately 122,773,424 post-Consolidation common shares of New Waste Connections. After giving effect to the issuance of post-Consolidation common shares of New Waste Connections to the stockholders of the Registrant as a result of the Merger and the Consolidation, the stockholders of the Registrant and the shareholders of New Waste Connections, in each case as of immediately prior to the Merger and the Consolidation, owned approximately 70% and 30%, respectively, of the outstanding common shares of New Waste Connections immediately following the completion of the Merger and the Consolidation.

In connection with the Merger and the Consolidation, each restricted stock unit award, deferred restricted stock unit award and warrant relating to Common Stock that was outstanding immediately prior to the Merger was automatically converted into a restricted share unit award, deferred restricted share unit award or warrant, as applicable, relating to an equal number of post-Consolidation common shares of New Waste Connections, on the same terms and conditions as were applicable immediately prior to the Merger under such equity award.

The issuance of common shares of New Waste Connections in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to New Waste Connections’ registration statement on Form F-4 (File No. 333-209896) filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, amended as of April 1, 2016, April 20, 2016 and April 22, 2016 and declared effective on April 25, 2016. The common shares of New Waste Connections commenced trading on the Toronto Stock Exchange and on the New York Stock Exchange (the “NYSE”) under the ticker symbol “WCN” at the opening of trading on June 1, 2016.

The representations, warranties and covenants of each of the Registrant, Merger Sub and New Waste Connections contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

Accordingly, the Merger Agreement is incorporated into this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the annual reports, quarterly reports, current reports and other documents that the parties to the Merger Agreement have filed and will file with the SEC.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement incorporated by reference as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting

In connection with the completion of the Merger, at the request of the Registrant, the NYSE suspended trading of the Common Stock on the NYSE and removed the Common Stock from listing on the NYSE prior to the opening of trading on June 1, 2016. On June 1, 2016, the NYSE filed with the SEC a notification on Form 25 to report the delisting of the Common Stock and to effect the deregistration of the Common Stock of the Registrant under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Registrant intends to file with the SEC a certification on Form 15 with respect to the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders

The information set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference. The information set forth in Item 1.01 above with regard to the Amended 2008 Master Note Purchase Agreement and the debt obligations evidenced by the notes issued thereunder is also incorporated herein by reference.

As a result of the Merger, each holder of a certificate formerly representing any shares of Common Stock of the Registrant or of book-entry shares of Common Stock of the Registrant will no longer have any rights with respect to such shares, except for the right to receive the merger consideration as set forth in the Merger Agreement.

Item 5.01.	Changes in Control of Registrant

The information set forth in Item 2.01 above is incorporated herein by reference.

As a result of the Merger, the Registrant became an indirect wholly-owned subsidiary of New Waste Connections.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2016, Robert H. Davis, Edward E. “Ned” Guillet, Michael W. Harlan and William J. Razzouk resigned as directors of the Registrant, which, as a result of the Merger, became an indirect wholly-owned subsidiary of New Waste Connections. Ronald J. Mittelstaedt did not resign as a director of the Registrant and remains as the sole member of the board of directors of the Registrant.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of the Merger, on June 1, 2016, the Registrant’s certificate of incorporation and by-laws were amended and restated in their entirety as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, attached hereto and incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of January 18, 2016, by and among Progressive Waste Solutions Ltd. (now known as Waste Connections, Inc.), Water Merger Sub LLC, and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 20, 2016)
3.1	Waste Connections US, Inc. Second Amended and Restated Certificate of Incorporation, dated June 1, 2016
3.2	Waste Connections US, Inc. Fifth Amended and Restated Bylaws, effective as of June 1, 2016
4.1	Amendment No. 6, dated as of June 1, 2016, to the 2008 Master Note Purchase Agreement as amended and supplemented prior to June 1, 2016
4.2	Assumption and Exchange Agreement, dated June 1, 2016, relating to the 2008 Master Note Purchase Agreement as amended and supplemented through and including June 1, 2016 and as further modified by the Assumption and Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Connections US, Inc. (Registrant)

By:	/s/ Worthing F. Jackman
Worthing F. Jackman Executive Vice President and Chief Financial Officer

Date: June 7, 2016

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger, dated as of January 18, 2016, by and among Progressive Waste Solutions Ltd. (now known as Waste Connections, Inc.), Water Merger Sub LLC, and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 20, 2016)
3.1	Waste Connections US, Inc. Second Amended and Restated Certificate of Incorporation, dated June 1, 2016
3.2	Waste Connections US, Inc. Fifth Amended and Restated Bylaws, effective as of June 1, 2016
4.1	Amendment No. 6, dated as of June 1, 2016, to the 2008 Master Note Purchase Agreement as amended and supplemented prior to June 1, 2016
4.2	Assumption and Exchange Agreement, dated June 1, 2016, relating to the 2008 Master Note Purchase Agreement as amended and supplemented through and including June 1, 2016 and as further modified by the Assumption and Exchange Agreement